UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 17, 2004

Date of Earliest Event Reported: September 3, 2004

NATURAL GAS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27862	80-0028196
(Commission File Number)	(I.R.S. Employer Identification No.)

820 Gessner, Suite 1340, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously reported on a Form 8K filed with the SEC on September 9, 2004, on September 3, 2004, a wholly owned subsidiary of Natural Gas Systems, Inc., a Nevada corporation (the “Company”), completed the acquisition of a 100% working interest in producing oil wells, equipment and improvements located in the Tullos Urania Field in LaSalle Parish, Louisiana.  The sellers were Atkins Production, Inc., a Louisiana corporation, Monty Wayne Atkins and Margaret A. McCartney Atkins.  The purchased assets included 121 completed wells, eight water disposal wells, and all associated infrastructure, including water disposal facilities, oil and water tanks, flow lines and pumping units.  The purchase price was $725,000, less approximately $20,000 in closing and post-closing adjustments.  On Item 9.01 of the Report on Form 8K that was originally filed to report this acquisition, we indicated that the required financial statements would be filed by amendment not later than 71 days after the date of the report.  Based upon our review of Regulation S-X, Rule 3-05, we have determined that no separate financial statements are required to be filed as a result of this acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 17, 2004	NATURAL GAS SYSTEMS, INC.

	By:	/s/ Robert Herlin
Robert Herlin, Chief Executive Officer